Exhibit 10.5

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the “Agreement”) is made as of June 7, 2011 (the “Effective Date”), by and between National Tax Credit Partners, L.P., a California limited partnership (the “LP Assignor ”), and National Tax Credit, Inc., a California corporation (the “SLP Assignor” and together with the LP Assignor, collectively, “Assignors” and each, an “Assignor”); Tailored Management Services, LLC, an Idaho limited liability company (“Assignee”); and Marty D. Frantz, an individual (the “Operating General Partner” and together with Assignors and Assignee, each a “Party“ and, as the context requires, any two or more, collectively, “Parties”), with reference to the following:

A.       Kimberly Court Associates (the “Partnership”) was formed as a limited partnership under the laws of the State of Idaho and is being governed pursuant to an Amended and Restated Agreement of Limited Partnership, dated as of January 29, 1990 (the “Partnership Agreement”) (any capitalized word or phrase used but not defined herein shall have the meaning set forth in the Partnership Agreement).

            B.         The Operating General Partner is the “Operating General Partner” of the Partnership, the SLP Assignor is the special limited partner of the Partnership and the LP Assignor is the limited partner of the Partnership.

            C.        Assignors have agreed to assign all of their limited partnership interests in the Partnership to Assignee and withdraw from the Partnership, Assignee has agreed to acquire such interests and the Operating General Partner has consented to such assignment and assumption, all pursuant to the terms of this Agreement.

NOW THEREFORE, in consideration of the mutual promises and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.         Assignment and Assumption.

1.1                 Effective as of the “Closing” (as hereinafter defined):

(a)         Each Assignor hereby assigns to Assignee 100% of such Assignor’s interest in the Partnership, including, without limitation, Profits and Losses, Cash Flow, Sale or Refinancing Transaction, all other Partnership assets, and all rights to any fees, loan repayments and reimbursements (each, an “Interest” and. collectively, the “Interests”), and

(b)         Assignee assumes and agrees to perform all of the obligations of Assignors under the Partnership Agreement.

1.2       In consideration of Assignors’ assignments of the Interests, at the Closing Assignee shall pay to Assignors an amount (the “Payment”) equal to $3,000.00 payable in cash. The Payment shall be treated as a direct acquisition of the Interests. Each Assignor covenants and agrees that such sum shall be received in full satisfaction of all obligations and liabilities due such Assignors in connection with or in any manner arising out of the Partnership, the Apartment Complex or any other assets owned by the Partnership. The Payment shall be made by federal funds wired pursuant to instructions from Assignors.

2.                                          Closing.

2.1                 The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur no later than June 15, 2011 (the “Closing Date”).

2.2       At the Closing:

(a)               As provided in Section 1.2, Assignee shall pay the Payment; and Assignors, Assignee and the Operating General Partner shall execute and exchange countersigned counterparts of the First Amendment to Amended and Restated Agreement of Limited Partnership of the Partnership in the form attached hereto as Exhibit A (the “Amendment”).

            3.                                          Conditions to Closing.

3.1                 The Operating General Partner and Assignee each acknowledges that the consent of the limited partners of the LP Assignor to the transactions contemplated by this Agreement is required and the Parties agree that such consent shall be a condition precedent to Closing. the LP Assignor, at its sole cost and expense, shall use commercially reasonable efforts to obtain the consent of the limited partners of the LP Assignor to the transactions contemplated by this Agreement, including, but not limited to, the admission of Assignee into the Partnership pursuant to all of the applicable terms of the Partnership Agreement.

3.2       It shall be a condition precedent to Closing that all representations, warranties set forth herein shall be true and correct in all material respects, and all covenants set forth herein shall have been fully complied with in all material respects as of the Closing.

3.3       Notwithstanding anything to the contrary contained or implied in this Agreement, there are no other conditions to the obligation of the Parties to close the transaction contemplated by this Agreement except as expressly set forth in this Section 3.

3.4       If on or before Closing any condition set forth in Section 3.1 or 3.2 has not been satisfied, this Agreement shall terminate and be of no further force or effect.

            4.                                          Representations, Warranties and Covenants.

4.1                 As a material inducement to Assignee entering into this Agreement, each Assignor hereby represents and warrants to Assignee the following are true and correct as of the Effective Date, shall be true and correct as of the Closing Date, and shall survive the Closing and the withdrawal of Assignors from the Partnership:

(a)               Assignors are the owners of the Interests and the Interests are not subject to any lien, pledge or encumbrance of any nature whatsoever and Assignee shall acquire the same free of any rights or claims thereto by any other party claiming by, through or under Assignors.

(b)               The execution and delivery of this Agreement by Assignors and the performance of the transactions contemplated herein have been duly authorized by all requisite corporate and partnership proceedings and, assuming the due and proper execution and delivery by Assignee and the Operating General Partner, this Assignment is binding upon and enforceable against Assignors in accordance with its terms.

                        4.2       As a material inducement to Assignors entering into this Agreement, Assignee hereby represents and warrants to Assignors the following are true and correct as of the Effective Date, shall be true and correct as of the Closing Date, and shall survive the Closing and the withdrawal of Assignors from the Partnership:

(a)                                 The execution and delivery of this Agreement by Assignee and the performance of the transactions contemplated herein have been duly authorized by all requisite corporate and partnership proceedings.

(b)                                 Assuming the due and proper execution and delivery by Assignors, this Assignment is binding upon and enforceable against Assignee in accordance with its terms.

(c)                                 No proceeding before any federal, state, municipal or other governmental department, commission, board or agency is pending against Assignee or, to the knowledge of Assignee, threatened against Assignee pursuant to which an unfavorable judgment would restrain, prohibit, invalidate, set aside, rescind, prevent or make unlawful this Agreement or the transactions contemplated hereunder, nor does Assignee know of any reason to believe any such proceeding will be instituted.

(d)                                 Assignee has incurred no obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with this Agreement.

(e)                                 Assignee is aware of the restrictions on transfer or encumbrance of the Interests under the Partnership Agreement, as well as the transfer restrictions imposed by the Securities Act of 1933, as amended, and applicable state securities laws (the “Securities Laws”). Assignee is able to bear the economic risk of its investment in the Interests, is aware that it must hold the Interests for an indefinite period and that the Interests have not been registered under the applicable Securities Laws and may not be sold or otherwise transferred unless permitted by the terms of the Partnership Agreement and the Interests are registered, or an exemption from the registration requirements is available with respect thereto, under the Securities Laws. Assignee is acquiring the Interests for its own account and not with a view to resell, transfer or otherwise dispose thereof.

(f)                                     Assignee is an Affiliate of the Operating General Partner and, knows, therefore, at least as much about the Partnership as Assignors. Assignee is experienced in financial transactions such as ownership of the Interests and understands the business and operations of the Partnership. Assignee has had an opportunity to ask questions about and seek information about the Partnership and the Apartment Complex, and has not relied upon any express or implied representations or warranties from Assignors with regard to the Interests, the Partnership or the Apartment Complex, except as expressly provided herein.

                        4.3       As a material inducement to Assignors entering into this Agreement:

(a)                  The Operating General Partner represents and warrants to Assignors that (i) the execution and delivery of this Agreement by the Operating General Partner and its performance of the transactions contemplated herein have been duly authorized by all requisite corporate proceedings, and (ii) assuming the due and proper execution and delivery by Assignor, this Assignment is binding upon and enforceable against the Operating General Partner in accordance with its terms. The foregoing representations and warranties are true and correct as of the Effective Date, shall be true and correct as of the Closing Date, and shall survive the Closing and the withdrawal of Assignors from the Partnership; and

(b)        The Operating General Partner covenants to Assignors that on or before Closing, the Partnership will have obtained all necessary consents and approvals for the transactions contemplated by this Agreement, including, but not limited to, the consents, to the extent required, of all Lenders and the Authority.

                        4.4       Except as expressly provided in this Section 3, no Party has made any other representation or warranty concerning the Interests, the Apartment Complex, the Partnership or any other matter.

           5.         Miscellaneous. All notices, demands, requests and other communications required pursuant to the provisions of this Agreement (“Notice”) shall be in writing and shall be deemed to have been properly given or served for all purposes (i) if sent by Federal Express or any other nationally recognized overnight carrier for next business day delivery, on the first business day following deposit of such Notice with such carrier, or (ii) if personally delivered, on the actual date of delivery or (iii) if sent by certified mail, return receipt requested postage prepaid, on the fifth (5th) business day following the date of mailing addressed as follows:

5.1       If to Assignors:

c/o National Partnership Investments Corp.
6701 Center Drive, Suite 520

                                    Los Angeles, CA 90045

                                    Attention: Asset Management

                                    Facsimile: 310-258-5180

and:

AIMCO

4582 South Ulster Street
Parkway Suite1100

Denver, CO 80237

Attention: Trent Johnson, Esq.
Facsimile: 720-200-6882

                                    with a copy to:

Law Offices of Peter H. Alpert, Inc.
601 S. Figueroa Street, Suite 2330
Los Angeles, CA 90017

                                    Attention: Peter H. Alpert

                                    Facsimile: 213-687-1511

                        5.2       If to Assignee:

Tailored Management Services, LLC
307 N. Lincoln St. Suite A

                                    Post Falls, ID 83854

                                    Attention: Tyson Frantz

                                    Facsimile: (208) 717-0972

                        5.3       If to the Operating General Partner:

Marty D. Frantz

307 N. Lincoln Street, Suite A
Port Falls, ID 83854

Facsimile: (208) 717-0972

Any of the Parties may designate a change of address by Notice in writing to the other Parties. Whenever in this Agreement the giving of Notice by mail or otherwise is required, the giving of such Notice may be waived in writing by the person or persons entitled to receive such Notice.

                        5.4       If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable. This Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement.

                        5.5       This Agreement may be signed in any number of counterparts, each of which shall be an original for all purposes, but all of which taken together shall constitute only one agreement. The production of any executed counterpart of this Agreement shall be sufficient for all purposes without producing or accounting for any other counterpart thereof.

                        5.6       This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives and permitted successors and assigns of the Parties hereto. This Agreement shall be interpreted in accordance with the laws of the state in which the Apartment Complex is located.

                        5.7       Nothing herein shall be construed to be for the benefit of or enforceable by any third party including, but not limited to any creditor of either Assignor.

                        5.8       The Parties shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purposes of this Agreement.

                        5.9       All article and section titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the text of this Agreement.

                        5.10     In the event that any court or arbitration proceedings is brought under or in connection with this Agreement, the prevailing party in such proceeding (whether at trial or on appeal) shall be entitled to recover from the other party all costs, expenses, and reasonable attorneys’ fees incident to any such proceeding. The term “prevailing party” as used herein shall mean the party in whose favor the final judgment or award is entered in any such judicial or arbitration proceeding.

                   5.11   This Agreement constitutes the sole agreement of the Parties with respect to the matters herein, all prior oral or written agreements being merged herein. This Agreement may only be modified by a writing signed by all of the Parties hereto and time is of the essence of this Agreement.

                        5.12     In interpreting this Agreement it shall be presumed that the Agreement was jointly drafted and no presumption shall arise against any Party in the event of any ambiguity.

                        5.13     Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

[Signatures on following page(s)]

IN WITNESS WHEREOF, the Parties have entered into this Agreement as of the date set forth above.

ASSIGNORS:                                            NATIONAL TAX CREDIT PARTNERS, L.P.,

                                                                  a California limited partnership

                                                                  By National Partnership Investments Corp., a

                                                                  California corporation,

                                                                  General Partner

                                                                  By  /s/Derik Hart

                                                                  Name: Derik Hart

                                                                  Title: Senior Vice President

                                                                  NATIONAL TAX CREDIT, INC., a

                                                                  California corporation

                                                                  By  /s/Derik Hart

                                                                  Name: Derik Hart

                                                                  Title: Senior Vice President

ASSIGNEE:                                               TAILORED MANAGEMENT SERVICES, LLC,

                                                                  an Idaho limited liability company,

                                                                  By  /s/Tyson Frantz

                                                                  Name: Tyson Frantz

                                                                  Title: Managing Member

GENERAL PARTNER:                             /s/Marty D. Frantz

                                                                  MARTY D. FRANTZ